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                     EXHIBIT 10 - RESTRICTED STOCK AGREEMENT
                                 CONFORMED COPY

                           RESTRICTED STOCK AGREEMENT


         THIS AGREEMENT (the "Agreement") is made and entered into to be effective as of March 23, 2000, by and between R. G. Barry Corporation, a corporation organized and existing under the laws of the State of Ohio ("Company"), and Christian Galvis ("Executive").

                                R E C I T A L S:
                                - - - - - - - -

         1. Executive currently serves as Executive Vice President - Operations of the Company and President - Operations of the Barry Comfort Group.

         2. As an inducement to Executive to continue in the employment of the Company and to provide additional compensation for his past service to the Company, the Company has agreed to issue Executive 26,000 "restricted shares" of the Company on the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants expressed in this Agreement and in consideration of the sum of $26.00 payable by Executive to the Company and the other consideration described herein, the parties hereto make the following agreements, intending to be legally bound thereby:

         SECTION 1. GRANT OF RESTRICTED SHARES. In consideration of Executive's agreement to continue in the employment of the Company, the Executive's payment to the Company of the sum of $26.00 and as additional compensation for his past services to the Company, the Company hereby issues to Executive 26,000 restricted common shares, par value $1.00 per share, of the Company (the "Restricted Shares"). Executive shall exercise all voting rights with respect to the Restricted Shares and shall be entitled to receive all dividends, if any, payable thereon. The Restricted Shares are being issued from the Company's treasury shares.

         SECTION 2. RESTRICTIONS ON TRANSFER. Each Restricted Share shall represent one issued and outstanding common share, par value $1.00 per share, of the Company but shall be subject to the following transfer restrictions: NONE OF THE RESTRICTED SHARES MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE ALIENATED OR ENCUMBERED UNTIL OR UNLESS SUCH RESTRICTIONS HAVE LAPSED ACCORDING TO THE PROVISIONS OF THIS AGREEMENT.

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         SECTION 3. LAPSE OF RESTRICTIONS. Subject to the provisions of Sections
4, 5 and 6 of this Agreement, restrictions on transfer of 5,200 of the Restricted Shares (subject to adjustment for stock splits, stock dividends and similar transactions) shall lapse and terminate on each of the first, second, third, fourth and fifth anniversaries of the date of this Agreement, namely on March 23, 2001, March 23, 2002, March 23, 2003, March 23, 2004, and March 23,
2005.

         SECTION 4. DISABILITY. In the event during the term of this Agreement Executive's employment is terminated by the Company because he is unable to perform his job responsibilities due to ill health or physical or mental disability, restrictions on transfer shall lapse immediately with respect to all of the Restricted Shares on which transfer restrictions have not previously lapsed.

         SECTION 5. DEATH OF EXECUTIVE. In the event of the death of Executive, transfer restrictions shall lapse immediately with respect to all of the Restricted Shares on which transfer restrictions have not previously lapsed.

         SECTION 6. TERMINATION OF THE EMPLOYMENT OF EXECUTIVE; CHANGE OF CONTROL. If the employment of Executive is terminated by the Company for cause or if Executive voluntarily terminates his employment prior to March 23, 2005, Executive shall, at the time of such termination of employment, forfeit all of the Restricted Shares on which transfer restrictions have not previously lapsed in accordance with this Agreement. In the event that the employment of Executive is terminated by the Company for any reason other than for cause, restrictions on transfer shall lapse, effective on the date of such termination of employment, with respect to all of the Restricted Shares on which transfer restrictions have not previously lapsed. Further, all transfer restrictions on the Restricted Shares shall lapse effective on a Change of Control of the Company. For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred if (i) any individual, firm, corporation, partnership, joint venture or other entity or any group (as the term "group" is defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules thereunder) shall acquire beneficial ownership (as that term is defined in
Section 13(d) of the Exchange Act and the rules thereunder) of shares of the Company which results in such person, firm, corporation, partnership, joint venture, other entity or group possessing more than a majority of the total voting power of the Company's outstanding voting securities ordinarily having the right to vote for the election of directors of the Company; or (ii) as the result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of assets or contested election of directors, or any

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combination of the foregoing transactions, the persons who were directors of the
Company immediately before such transaction or transactions shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

         SECTION 7. SECURITIES LAW MATTERS. Executive hereby represents, warrants, covenants and agrees with the Company as follows: (a) The Restricted Shares are being acquired by him for his own account without the participation of any other person and with the intent of holding the Restricted Shares for investment and not with a view to, or for resale in connection with, any distribution of the Restricted Shares.

         (b) Executive understands and agrees that the Restricted Shares will be issued to him without registration under any state law relating to the registration of securities for sale, and will be issued and sold in reliance on the exemptions from registration under the Securities Act of 1933 (the "1933 Act").

         (c) Because the Restricted Shares are being issued to Executive in a transaction which is not registered under the 1933 Act or under any state securities laws, the Restricted Shares cannot be offered for sale, sold or transferred after the restrictions on transfer imposed by this Agreement have lapsed other than pursuant to: (A) an effective registration under the 1933 Act or in a transaction otherwise in compliance with the 1933 Act; and (B) evidence satisfactory to the Company of compliance with the applicable state securities laws.

         (d) Each certificate representing the Restricted Shares shall be endorsed with a legend substantially in the following form and Executive shall not make any transfer of the Restricted Shares without first complying with the restrictions on transfer described in such legend:

                             TRANSFER IS RESTRICTED

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION UNDER SUCH ACT COVERING SUCH SECURITIES, (2) THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR (3) THE ISSUER RECEIVES AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT.

         SECTION 8. LEGENDS. In addition to the legend referred to in Section 7(d), all certificates for the Restricted Shares shall bear a legend prohibiting the sale, transfer, pledge or other alienation thereof until

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the Company notifies the Company's transfer agent that, and the extent to which, the restrictions on transfer on such shares imposed by this Agreement have lapsed.

         SECTION 9. MISCELLANEOUS.

         (a) The issuance and/or vesting of the Restricted Shares shall be subject to any applicable tax withholding or other requirements of applicable law.

         (b) This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

         (c) This Agreement embodies the entire agreement of the parties in respect of the subject matter of this Agreement, and this Agreement supersedes all prior and contemporaneous agreements between the parties in connection with the subject matter of this Agreement.

         (d) This Agreement shall inure to the benefit of and be binding upon the successors and assigns (including successive, as well as immediate, successors and assigns) of the Company; provided, however, that the Company may not assign this Agreement or any of its rights or obligations hereunder to any party other than a corporation which succeeds to substantially all of the business and assets of the Company by merger, consolidation, sale of assets or otherwise. This Agreement shall inure to the benefit of and be binding upon the successors and assigns (including successive, as well as immediate, successors and assigns) of Executive; provided, however, that the rights of Executive under this Agreement may be assigned only to his personal representative by will or trust or pursuant to applicable laws of descent and distribution.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first above written.


                                R. G. BARRY CORPORATION


                                By /s/ Gordon Zacks
                                  ----------------------------------
                                  Gordon Zacks
                                  Chairman of the Board and
                                  Chief Executive Officer



                                /s/ Christian Galvis
                                ------------------------------------
                                Christian Galvis